                                                                 Exhibit (r)(2)


                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MALLARY REZNIK AND MANDA GHAFERI, or each of them, as his true and lawful attorneys-in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any all capacities, to sign any and all amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which AMERICAN GENERAL LIFE INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws;
(iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

 -----------------------------------------------------------------------------
 Registrant Name                               File Nos.
 -----------------------------------------------------------------------------
 Variable Separate         333-185778   333-185791   333-185838   333-185815
   Account                 333-185780   333-185840   333-185800   333-185816
 811-03859                 333-185784   333-185797   333-185837   333-185788
                           333-185762   333-185798   333-185831   333-185786
                           333-185787   333-185799   333-185818   333-185808
                           333-185775   333-185801   333-185820   333-198223
 -----------------------------------------------------------------------------
 Variable Annuity Account  333-185802
   One
 811-04296
 -----------------------------------------------------------------------------
 Variable Annuity Account  333-185821
   Two
 811-08626
 -----------------------------------------------------------------------------
 Variable Annuity Account  333-185803
   Four
 811-08874
 -----------------------------------------------------------------------------
 Variable Annuity Account  333-185793   333-185826   333-185814   333-185813
   Five                    333-185804   333-185822   333-185809
 811-07727                 333-185829   333-185824   333-185811
                           333-185825   333-185828   333-185810
 -----------------------------------------------------------------------------
 Variable Annuity Account  333-185790   333-185795   333-185807   333-185832
   Seven                   333-185794   333-185806
 811-09003
 -----------------------------------------------------------------------------
 Variable Annuity Account  333-185834   333-185835   333-185841   333-185842
   Nine
 811-21096
 -----------------------------------------------------------------------------
 AGL Separate Account A    033-44745    033-44744
 811-01491
 -----------------------------------------------------------------------------
 AGL Separate Account      333-151576   333-80191    333-129552   333-137817
   VL-R                    333-146948   333-53909    333-109613   333-143072
 811-08561                 333-43264    333-42567    333-90787    333-144594
                           333-82982    333-103361   333-65170    333-153093
                           333-89897    333-118318   333-87307    333-153068
                           333-196172
 -----------------------------------------------------------------------------
 AGL Separate Account      333-102301
   VUL
 811-05794
 -----------------------------------------------------------------------------
 AGL Separate Account      333-102300   333-102299
   VUL-2
 811-06366
 -----------------------------------------------------------------------------
 AGL Separate Account I    333-185785   333-185839   333-185817   333-185823
 811-05301                 333-185819   333-185827   333-185836   333-185805
                           333-185789   333-185843   333-185796   333-185785
 -----------------------------------------------------------------------------
 AGL Separate Account II   333-185761   333-185812   333-185830
 811-04867                 333-185833   333-185782
 -----------------------------------------------------------------------------
 AGL AG Separate           333-185844   333-185792
   Account A
 811-08862
 -----------------------------------------------------------------------------
 AG Separate Account D     333-25549    002-49805    333-81703    333-40637
 811-02441                 033-43390    333-109206   333-70667    033-57730
 -----------------------------------------------------------------------------
 AGL Separate Account      333-102302
   VA-1
 811-07781
 -----------------------------------------------------------------------------
 AGL Separate Account      333-102303
   VA-2
 811-01990
 -----------------------------------------------------------------------------

                                  AGL POA - 1

                                                                 Exhibit (r)(2)


                               POWER OF ATTORNEY

Signature                                Title                       Date
---------                                -----                       ----

/S/ KEVIN T. HOGAN       Director, Chairman, Chief Executive    April 25, 2016
-----------------------  Officer, and President
KEVIN T. HOGAN

/S/ THOMAS J. DIEMER     Director, Executive Vice President     April 25, 2016
-----------------------  and Chief Financial Officer
THOMAS J. DIEMER

/S/ DEBORAH A. GERO      Director, Senior Vice President and    April 25, 2016
-----------------------  Chief Investment Officer
DEBORAH A. GERO

/S/ JANA W. GREER        Director and President, Individual     April 25, 2016
-----------------------  Retirement
JANA W. GREER

/S/ ELIAS F. HABAYEB     Director                               April 25, 2016
-----------------------
ELIAS F. HABAYEB

/S/ MICHAEL P. HARWOOD   Director, Senior Vice President,       April 25, 2016
-----------------------  Chief Actuary and Corporate
MICHAEL P. HARWOOD       Illustration Actuary

/S/ STEPHEN A. MAGINN    Director, Senior Vice President and    April 25, 2016
-----------------------  Chief Distribution Officer
STEPHEN A. MAGINN

/S/ JONATHAN J. NOVAK    Director and President, Institutional  April 25, 2016
-----------------------  Markets
JONATHAN J. NOVAK

/S/ RODNEY E. RISHEL     Director, and President, Life,         April 25, 2016
-----------------------  Disability and Health
RODNEY E. RISHEL

/S/ DON W. CUMMINGS      Senior Vice President and Life         April 25, 2016
-----------------------  Controller
DON W. CUMMINGS

                                  AGL POA - 2